                                                                    Exhibit 99.8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
The Elder-Beerman Stores Corp.:

     We have audited the accompanying consolidated balance sheets of The Elder-Beerman Stores Corp. and subsidiaries (the "Company") as of February 1, 2003 and February 2, 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three fiscal years in the period ended February 1, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of February 1, 2003 and February 2, 2002 and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended February 1, 2003, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note B to the financial statements, the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 in the fiscal year ended February 1, 2003. In addition, as discussed in Note H to the financial statements, the Company changed its method of accounting for unrecognized actuarial gains and losses related to pension benefits in the fiscal year ended February 1, 2003.

DELOITTE & TOUCHE LLP

MARCH 20, 2003
DAYTON, OHIO

                THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             YEARS ENDED
                                                             -------------------------------------------
                                                              FEBRUARY 1,    FEBRUARY 2,    FEBRUARY 3,
                                                                 2003            2002           2001
                                                             -------------   ------------   ------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
REVENUES:
  Net sales................................................    $639,848        $643,052       $656,164
  Financing................................................      27,570          27,273         28,162
  Other....................................................       3,200           3,191          3,304
                                                               --------        --------       --------
     Total revenues........................................     670,618         673,516        687,630
                                                               --------        --------       --------
COSTS AND EXPENSES:
  Cost of merchandise sold, occupancy and buying
     expenses..............................................     462,001         459,886        476,313
  Selling, general, administrative and other expenses......     175,469         181,480        192,078
  Depreciation and amortization............................      20,083          19,578         16,200
  Interest expense.........................................      11,299          13,574         13,014
                                                               --------        --------       --------
     Total costs and expenses..............................     668,852         674,518        697,605
                                                               --------        --------       --------
EARNINGS (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT),
  DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGES
  IN ACCOUNTING PRINCIPLES.................................       1,766          (1,002)        (9,975)
INCOME TAX PROVISION (BENEFIT).............................         821             (82)        (3,151)
                                                               --------        --------       --------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS.................         945            (920)        (6,824)
DISCONTINUED OPERATIONS....................................                                         89
                                                               --------        --------       --------
EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES....................................         945            (920)        (6,735)
CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES......     (15,118)
                                                               --------        --------       --------
NET LOSS...................................................    $(14,173)       $   (920)      $ (6,735)
                                                               ========        ========       ========
EARNINGS (LOSS) PER COMMON SHARE -- Basic:
  Continuing operations....................................    $   0.08        $  (0.08)      $  (0.51)
  Discontinued operations..................................                                       0.01
  Cumulative effect of changes in accounting principles....       (1.33)
                                                               --------        --------       --------
     Net loss..............................................    $  (1.25)       $  (0.08)      $  (0.50)
                                                               ========        ========       ========
EARNINGS (LOSS) PER COMMON SHARE -- Diluted:
  Continuing operations....................................    $   0.08        $  (0.08)      $  (0.51)
  Discontinued operations..................................                                       0.01
  Cumulative effect of changes in accounting principles....       (1.32)
                                                               --------        --------       --------
     NET LOSS..............................................    $  (1.24)       $  (0.08)      $  (0.50)
                                                               ========        ========       ========

              See notes to the consolidated financial statements.

                THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                        AS OF
                                                              -------------------------
                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
                                                               (DOLLARS IN THOUSANDS)
                                        ASSETS
Current Assets:
  Cash and equivalents......................................   $   9,735     $   7,142
  Customer accounts receivable, net.........................     127,786       129,121
  Merchandise inventories...................................     138,748       151,761
  Other current assets......................................      17,162        21,435
                                                               ---------     ---------
     Total current assets...................................     293,431       309,459
                                                               ---------     ---------
Property:
  Land and improvements.....................................         996           996
  Buildings and leasehold improvements......................      79,681        78,461
  Furniture, fixtures, and equipment........................     133,132       130,572
  Construction in progress..................................         251         1,600
                                                               ---------     ---------
  Total cost................................................     214,060       211,629
  Less accumulated depreciation and amortization............    (123,879)     (113,551)
                                                               ---------     ---------
     Total property, net....................................      90,181        98,078
                                                               ---------     ---------
Goodwill, Net...............................................                    16,012
Other Assets................................................      27,436        27,513
                                                               ---------     ---------
                                                               $ 411,048     $ 451,062
                                                               =========     =========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term obligations..................   $   5,456     $   5,531
  Accounts payable..........................................      40,607        39,108
  Accrued liabilities:
     Compensation and related items.........................       7,004         5,912
     Income and other taxes.................................       7,480         7,225
     Rent...................................................       4,554         4,071
     Other..................................................      12,880         9,611
                                                               ---------     ---------
     Total current liabilities..............................      77,981        71,458
                                                               ---------     ---------
Long-term Obligations -- Less current portion...............     115,127       148,489
Deferred Items..............................................      11,214        12,823
Commitments and Contingencies (Note N)
Shareholders' Equity:
  Common stock, no par, 11,536,460 shares at February 1,
     2003 and 11,494,266 shares at February 2, 2002 issued
     and outstanding........................................     243,419       243,355
  Unearned compensation -- restricted stock.................        (197)         (302)
  Accumulated deficit.......................................     (34,043)      (19,870)
  Accumulated other comprehensive loss......................      (2,453)       (4,891)
                                                               ---------     ---------
     Total shareholders' equity.............................     206,726       218,292
                                                               ---------     ---------
                                                               $ 411,048     $ 451,062
                                                               =========     =========

              See notes to the consolidated financial statements.

                THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                           UNEARNED                  ACCUMULATED
                                     COMMON STOCK        COMPENSATION-                  OTHER
                                 ---------------------    RESTRICTED                COMPREHENSIVE   COMPREHENSIVE
                                   SHARES      AMOUNT     STOCK, NET     DEFICIT        LOSS           (LOSS)
                                 ----------   --------   -------------   --------   -------------   -------------
                                                              (DOLLARS IN THOUSANDS)
Shareholders' equity --
  January 29, 2000.............  14,923,846   $261,253      $(1,779)     $(12,215)     $    --        $     --
  Net loss.....................                                            (6,735)                      (6,735)
  Common stock issued..........      32,021        399
  Restricted shares issued.....      42,625        225         (225)
  Restricted shares
    forfeited..................     (84,176)    (1,018)       1,018
  Shares purchased.............  (3,462,363)   (17,728)
  Amortization of unearned
    compensation...............                                 531
  Minimum pension liability
    (net of income tax benefit
    of $373)...................                                                           (663)           (663)
                                 ----------   --------      -------      --------      -------        --------
Shareholders' equity --
  February 3, 2001.............  11,451,953    243,131         (455)      (18,950)        (663)       $ (7,398)
                                                                                                      ========
  Net loss.....................                                              (920)                    $   (920)
  Common stock issued..........      29,900        262
  Restricted shares issued.....      88,538        258         (258)
  Restricted shares
    forfeited..................     (76,125)      (234)         234
  Employee stock purchase plan
    activity...................                    (62)
  Amortization of unearned
    compensation...............                                 177
  Minimum pension liability
    (net of income tax benefit
    of $222)...................                                                           (395)           (395)
  Net unrealized loss on
    derivative financial
    instruments (net of income
    tax benefit of $2,156).....                                                         (3,833)         (3,833)
                                 ----------   --------      -------      --------      -------        --------
Shareholders' equity --
  February 2, 2002.............  11,494,266    243,355         (302)      (19,870)      (4,891)       $ (5,148)
                                                                                                      ========
  Net loss.....................                                           (14,173)                    $(14,173)
  Common stock issued..........      15,208         68
  Restricted shares issued.....      33,966         90          (90)
  Restricted shares
    forfeited..................      (6,980)       (38)          38
  Employee stock purchase plan
    activity...................                    (56)
  Amortization of unearned
    compensation...............                                 157
  Recognition of pension
    liability (net of income
    tax expense of $595).......                                                          1,058           1,058
  Net unrealized gain on
    derivative financial
    instruments (net of income
    tax expense of $776).......                                                          1,380           1,380
                                 ----------   --------      -------      --------      -------        --------
Shareholders' equity --
    February 1, 2003...........  11,536,460   $243,419      $  (197)     $(34,043)     $(2,453)       $(11,735)
                                 ==========   ========      =======      ========      =======        ========

              See notes to the consolidated financial statements.

                THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           YEARS ENDED
                                                             ---------------------------------------
                                                             FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                                2003          2002          2001
                                                             -----------   -----------   -----------
                                                                     (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net loss.................................................    (14,173)         (920)       (6,735)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Cumulative effect of changes in accounting
       principles..........................................     15,118
     Provision for doubtful accounts.......................      7,912         7,748         6,178
     Deferred income taxes.................................        696          (202)       (1,901)
     Depreciation and amortization.........................     20,083        19,578        16,200
     Loss (gain) on disposal of assets.....................       (352)          (67)          276
     Stock-based compensation expense (benefit)............       (385)          402           676
     Non-cash change in minimum pension liability..........      3,320           533         1,007
     Shoebilee charges.....................................                    4,327
     Asset impairment......................................      1,037                         281
  Changes in noncash assets and liabilities:
     Customer accounts receivable..........................     (6,477)       (1,025)         (716)
     Merchandise inventories...............................     13,013         2,392        11,298
     Other current assets..................................     (2,020)        2,422        (1,862)
     Other long-term assets................................      2,266          (734)       (2,549)
     Accounts payable......................................      2,304         6,175        (2,707)
     Accrued liabilities...................................      4,216           912        (2,458)
                                                              --------      --------      --------
       Net cash provided by operating activities...........     46,558        41,541        16,988
                                                              --------      --------      --------
Cash flows from investing activities:
  Capital expenditures.....................................     (8,336)      (19,094)      (23,471)
  Proceeds from sale of property...........................        326           183            10
                                                              --------      --------      --------
     Net cash used in investing activities.................     (8,010)      (18,911)      (23,461)
                                                              --------      --------      --------
Cash flows from financing activities:
  Net borrowings (payments) under asset securitization
     agreement.............................................        560        (5,363)      (19,855)
  Net borrowings (payments) on bankers' acceptance and
     revolving lines of credit.............................    (30,652)      (14,188)       47,561
  Payments on long-term obligations........................     (7,146)       (3,753)       (1,805)
  Proceeds from installment note...........................      3,464
  Debt acquisition payments................................     (2,125)                     (2,098)
  Common shares purchased..................................                                (17,728)
  Employee stock purchase plan activity....................        (56)          (62)
                                                              --------      --------      --------
     Net cash provided by (used in) financing activities...    (35,955)      (23,366)        6,075
                                                              --------      --------      --------
Increase (decrease) in cash and equivalents................      2,593          (736)         (398)
Cash and equivalents:
  Beginning of year........................................      7,142         7,878         8,276
                                                              --------      --------      --------
  End of year..............................................   $  9,735      $  7,142      $  7,878
                                                              ========      ========      ========
Supplemental cash flow information:
  Interest paid............................................   $ 11,798      $ 13,002      $ 12,954
  Income taxes paid........................................        311           321           903
Supplemental non-cash investing and financing activities:
  Capital leases...........................................   $    337      $ 10,183      $  4,024
  Issuance of common shares to satisfy deferred
     compensation..........................................                      265           399

              See notes to the consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.  SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of The Elder-Beerman Stores Corp. and subsidiaries, including The El-Bee Chargit Corp., a finance subsidiary (collectively the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     FISCAL YEAR -- The Company's fiscal year ends on the Saturday nearest January 31. Fiscal years 2002 and 2001 consist of 52 weeks, and fiscal year 2000 consists of 53 weeks ended February 1, 2003, February 2, 2002 and February 3, 2001, respectively.

     ESTIMATES -- The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND EQUIVALENTS -- The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

     CUSTOMER ACCOUNTS RECEIVABLE are classified as current assets because the average collection period is generally less than one year.


     MERCHANDISE INVENTORIES are valued by the retail method applied on a last-in, first-out (LIFO) basis and are stated at the lower of cost or market. Current cost, which approximates replacement cost under the first-in, first-out
(FIFO) method, is equal to the LIFO value of inventories at February 1, 2003 and February 2, 2002.


     VENDOR ALLOWANCES -- The Company receives allowances from its vendors through a variety of programs and arrangements, including co-operative advertising and markdown reimbursement programs. Given the promotional nature of the Company's business, the allowances are generally intended to offset the Company's cost of promoting, advertising and selling the vendors' products in its stores. Co-operative advertising allowances are reported as a reduction of advertising expense in the period in which the advertising occurred. Markdown reimbursements are credited to cost of goods sold during the period in which vendor approval is received.

     PROPERTY is stated at cost less accumulated depreciation determined by the straight-line method over the expected useful lives of the assets. Assets held under capital leases and related obligations are recorded initially at the lower of fair market value or the present value of the minimum lease payments. The straight-line method is used to amortize such capitalized costs over the lesser of the expected useful life of the asset or the life of the lease. The estimated useful lives by class of asset are:

Buildings...................................................  25 to 50 years
Leasehold improvements......................................  10 to 20 years
Furniture, fixtures and equipment...........................   3 to 10 years

     GOODWILL -- The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, effective February 3, 2002. SFAS No. 142 requires that goodwill no longer be amortized, but instead tested for impairment at least annually. See Note B for additional information.

     Prior to 2002, the excess of cost over net assets of companies acquired was recorded as goodwill and was amortized on a straight-line basis over 20 to 25 years. Amortization expense was $0.9 million in 2001 and $0.9 million in 2000. At February 2, 2002, accumulated amortization was $6.0 million.

     IMPAIRMENT OF LONG-LIVED ASSETS -- Long-lived assets are reviewed for impairment annually or whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable from undiscounted future cash flows. If the carrying value of an asset is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the asset exceeds its fair value.

     In August 2001, SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, was issued, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of that statement. SFAS No. 144 becomes effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 effective February 3, 2002. The adoption did not have a material impact on the Company's financial statements.

     REVENUE RECOGNITION -- Sales revenues are recognized on merchandise inventory sold upon receipt by the customer. Finance revenue is generated by outstanding customer accounts receivable and recognized as interest is accrued on these outstanding balances. Other revenue consists primarily of leased department revenue. Leased department revenue is recognized as the Company earns commission from the sale of merchandise within leased departments.

     PRE-OPENING COSTS associated with opening new stores are expensed as incurred.

     ADVERTISING EXPENSE -- The cost of advertising is expensed the first time the advertising takes place. Advertising costs were $21.0 million, $23.3 million and $26.8 million in fiscal 2002, 2001 and 2000, respectively. The amounts of prepaid advertising at the end of fiscal 2002, 2001 and 2000 were $0.6 million, $0.7 million and $0.6 million, respectively.

     DEFERRED ITEMS include liabilities associated with the Company's lease incentives, executive retirement plan and interest rate swap agreements.

     STOCK OPTIONS -- In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, Accounting for Stock-Based
Compensation -- Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires expanded and more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results. The Company continues to measure compensation cost for stock options issued to employees and directors using the intrinsic value based method of accounting in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees.

     Total compensation costs charged to earnings from continuing operations before income taxes for all stock-based compensation awards was approximately a $0.4 million benefit in 2002 and a $0.4 million and $0.7 million expense in fiscal 2001 and 2000, respectively. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                             2002        2001        2000
                                                          ----------   ---------   ---------
                                                          (ALL DOLLAR AMOUNTS IN THOUSANDS,
                                                                  EXCEPT SHARE DATA)
Net loss as reported:...................................   $(14,173)    $  (920)    $(6,735)
Deduct: Total stock-based employee compensation expense
  determined under fair value based method for all
  awards -- net of related tax effects..................       (549)       (738)     (1,144)
                                                           --------     -------     -------
Pro forma net loss......................................   $(14,722)    $(1,658)    $(7,879)
Loss per common share -- diluted:
  As reported...........................................   $  (1.24)    $ (0.08)    $ (0.50)
  Pro forma.............................................   $  (1.29)    $ (0.15)    $ (0.58)

     FINANCIAL INSTRUMENTS -- The Company utilizes interest rate swap agreements to manage its interest rate risks when receivables are sold under asset securitization programs or other borrowings. The Company does not hold or issue derivative financial instruments for trading purposes. The Company does not have derivative financial instruments that are held or issued and accounted for as hedges of anticipated transactions. Amounts currently due to or from interest swap counter parties are recorded in interest expense in the period in which they accrue. Gains or losses on terminated interest rate swap agreements are included in long-term liabilities or assets and amortized to interest expense over the shorter of the original term of the agreements or the life of the financial instruments to which they are matched. Gains or losses on the mark-to-market for interest rate swap agreements that do not qualify for hedge accounting are recorded as income or expense each period.

     COMPREHENSIVE INCOME is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The difference between net loss and comprehensive loss for fiscal year 2002 related to the recognition of the accumulated minimum pension liability previously recorded in comprehensive loss in the income statement during the current year due to the change in accounting principle (Note H) and the net unrealized gain on derivative financial instruments. The difference between net loss and comprehensive loss for fiscal year 2001 related to the change in minimum pension liability and the net unrealized loss on derivative financial instruments associated with the adoption of SFAS No. 133. The difference between net loss and comprehensive loss for fiscal year 2000 relates to the change in minimum pension liability.

     ACCOUNTING PRONOUNCEMENTS -- In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt -- an Amendment of APB Opinion No. 30, which required all gains or losses from extinguishment of debt, if material, to be classified as an extraordinary item, net of related tax effect. Under SFAS No. 145, debt extinguishments used as part of an entity's risk management strategy do not meet the criteria for classification as extraordinary items. SFAS No. 64 amended SFAS No. 4, and is no longer necessary because SFAS No. 4 was rescinded. SFAS No. 145 also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 becomes effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. Management does not believe the adoption of SFAS No. 145 will have a material impact on the financial statements.

     In June 2002, SFAS No. 146, Accounting for Cost Associated with Exit or Disposal Activities, was issued. SFAS No. 146 changes the timing of when companies recognize the costs associated with exit or disposal activities, so that costs would generally be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002, and could result in the Company recognizing the costs of future exit or disposal activities over a period of time as opposed to as a single event. During fourth quarter of fiscal 2002, the Company adopted SFAS No. 146. Currently this statement does not have an impact on the Company's financial statements.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002. There was no material impact on the financial statements under this provision.

     The Emerging Issues Task Force ("EITF") released Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor, in November 2002, applicable for new arrangements entered into after December 31, 2002. The Company adopted EITF Issue 02-16, prospectively, effective January 1, 2003. The adoption did not have an impact on the Company's financial statements.

     RECLASSIFICATIONS -- Certain reclassifications have been made to the 2001 and 2000 financial statements to conform to the 2002 financial statement presentation.

B.  GOODWILL

     Effective February 3, 2002, the beginning of fiscal year 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but instead will be tested for impairment at least on an annual basis. Intangible assets with finite lives will continue to be amortized over their useful lives. In addition SFAS No. 142 requires a transitional impairment test on the adoption date.

     The Company had approximately $16.0 million in goodwill recorded in its balance sheet as of February 2, 2002. The Company completed the goodwill transitional impairment test during first quarter of 2002, and determined that all of the goodwill recorded was impaired under the fair value impairment test approach as required by SFAS No. 142. The fair values of the reporting units were estimated using the expected present value of associated future cash flows and market values of comparable business where available. Upon adoption of SFAS No. 142, a $14.1 million charge, net of tax, was recognized in the first quarter of 2002 to record the impairment of goodwill and was classified as a cumulative effect of the change in accounting principle.

     SFAS No. 142 requires the presentation of net earnings (loss) and related earnings (loss) per share data adjusted for the effect of goodwill amortization. The following table provides the proforma effect on net earnings (loss) and per share data for the year ended February 1, 2003, February 2, 2002 and February 3, 2001, adjusted for the impact of goodwill amortization on the results of the prior year period.

                                                                   YEAR ENDED
                                                     ---------------------------------------
                                                     FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                        2003          2002          2001
                                                     -----------   -----------   -----------
                                                        (ALL DOLLAR AMOUNTS IN THOUSANDS,
                                                               EXCEPT SHARE DATA)
Earnings (loss) from continuing operations, as
  reported.........................................     $ 945        $ (920)       $(6,824)
Goodwill amortization, net of income tax benefit...                     734            734
                                                        -----        ------        -------
Pro forma earnings (loss) from continuing
  operations.......................................     $ 945        $ (186)       $(6,090)
                                                        =====        ======        =======
Earnings (loss) per common share -- basic and
  diluted:
Earnings (loss) from continuing operations, as
  reported.........................................     $0.08        $(0.08)       $ (0.51)
Pro forma earnings (loss) from continuing
  operations.......................................     $0.08        $(0.02)       $ (0.45)

     The changes in the carrying amount of goodwill for the year ended February 1, 2003 are as follows:

                                                       DEPARTMENT    FINANCE
                                                         STORE      OPERATIONS    TOTAL
                                                       ----------   ----------   --------
                                                       (ALL DOLLAR AMOUNTS IN THOUSANDS)
Balance as of February 2, 2002.......................   $ 14,475     $ 1,537     $ 16,012
Impairment loss recognized...........................    (14,475)     (1,537)     (16,012)
                                                        --------     -------     --------
Balance as of February 1, 2003.......................   $     --     $    --     $     --
                                                        ========     =======     ========

C.  CUSTOMER ACCOUNTS RECEIVABLE

     Customer accounts receivable represent finance subsidiary receivables. Interest is charged at an annual rate of 21% to 22%, depending on state law. A rollforward of the Company's allowance for doubtful accounts is as follows:

                                                                   YEAR ENDED
                                                     ---------------------------------------
                                                     FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                        2003          2002          2001
                                                     -----------   -----------   -----------
                                                        (ALL DOLLAR AMOUNTS IN THOUSANDS)
Balance, beginning of year.........................    $ 2,985       $ 2,478       $ 2,048
Provision..........................................      7,912         7,748         6,178
Charge offs, net of recoveries.....................     (7,599)       (7,241)       (5,748)
                                                       -------       -------       -------
Balance, end of year...............................    $ 3,298       $ 2,985       $ 2,478
                                                       =======       =======       =======

     Customer accounts receivable result from the Company's proprietary credit card sales to customers residing principally in the midwestern states. As such, the Company believes it is not dependent on a given industry or business for its customer base and therefore has no significant concentration of credit risk.

D.  DEBT

     Through a commercial bank lending group, the Company has a three-year Revolving Credit Facility ("Credit Facility"), and through its financing subsidiary, a three-year variable rate securitization loan agreement ("Securitization Facility"), both of which expire July 9, 2005. These three-year agreements were amended in July 2002. Outstanding borrowings of $108.2 million on the Credit and Securitization Facilities due July 2005 are classified as long-term liabilities.

     The Credit Facility provides for borrowing and letters of credit in an aggregate amount up to $135 million subject to a borrowing base formula based primarily on merchandise inventories. There is a $40 million sublimit for letters of credit. The Company is currently financing borrowings at either prime, plus 75 basis points or LIBOR, plus 225 basis points.

     The Securitization Facility is a revolving agreement whereby the Company can borrow up to $135 million. The Company's customer accounts receivables are pledged as collateral under the Securitization Facility. The borrowings under this facility are subject to a borrowing-based formula based primarily on outstanding customer accounts receivable. Borrowings bear interest at commercial paper rates, plus 5 basis points.

     Certain financial covenants related to debt are included in the Credit and Securitization Facility agreements. Additionally, there are certain other restrictive covenants, including limitations on the incurrence of additional liens, indebtedness, payment of dividends, distributions or other payments on and repurchase of outstanding capital stock, investments, mergers, stock transfer and sale of assets. Certain ratios related to the performance of the accounts receivable portfolio are also included.

     Long-term obligations consists of the following:

                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
                                                               (ALL DOLLAR AMOUNTS IN
                                                                     THOUSANDS)
Mortgage note payable (9.75%)...............................   $  2,281      $  2,374
Installment note (13.40%)...................................      1,969
Industrial development revenue bond, variable rate based on
  published index of tax-exempt bonds (1.40%)...............      2,500         2,600
Capital lease obligations (6.42% -- 15.95%).................      5,652        10,772
Credit facility (3.625%)....................................      6,000        36,652
Securitization facility (6.83%).............................    102,181       101,622
                                                               --------      --------
Total.......................................................    120,583       154,020
Current portion of long-term obligations....................     (5,456)       (5,531)
                                                               --------      --------
Long-term obligations.......................................   $115,127      $148,489
                                                               ========      ========

     Maturities of borrowings are $5,456 in 2003, $1,747 in 2004, $111,182 in 2005, $274 in 2006, $224 in 2007 and $1,700 thereafter.

     Collateral for the industrial development revenue bond, the installment note, and the mortgage note payable, is land, buildings, furniture, fixtures and equipment with a net book value of $4.7 million at February 1, 2003.

E.  FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          CASH AND EQUIVALENTS -- The carrying amount approximates fair value because of the short maturity of those instruments.

          CUSTOMER ACCOUNTS RECEIVABLE -- The net carrying amount approximates fair value because of the relatively short average maturity of the instruments and no significant change in interest rates.

          LONG-TERM DEBT -- The carrying amount approximates fair value as a result of the variable rate-based borrowings.

          INTEREST RATE SWAP AGREEMENTS -- The fair value of interest rate swaps is based on the quoted market prices that the Company would pay to terminate the swap agreements at the reporting date.

     The Company uses derivative financial instruments as part of an overall strategy to manage exposure to market risks associated with interest rate fluctuations. The Company does not hold or issue derivative financial instruments for trading purposes. The risk of loss to the Company in the event of nonperformance by any counterparty under derivative financial instrument agreements is not considered significant by management. All counterparties are rated A or higher by Moody's and Standard and Poor's, and the Company does not anticipate nonperformance by any of its counterparties.

     Effective February 4, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Under SFAS No. 133, all derivative instruments are required to be recorded on the balance sheet as assets or liabilities, measured at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portion of the change in the fair value of the derivative is recorded in other comprehensive income (loss) and is recognized in the income statement when the hedge item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges and financial instruments not designated as hedges are recognized in earnings.

     The Company utilizes interest rate swap agreements to effectively establish long-term fixed rates on borrowings under the Securitization Facility, thus reducing the impact of interest rate changes on future income. These swap agreements, which are designated as cash flow hedges, involve the receipt of variable rate amounts in exchange for fixed rate interest payments over the life of the agreements. The fair value of the Company's interest rate swap agreements in the Company's consolidated balance sheet is a $3.8 million liability at February 1, 2003 and a $6.0 million liability at February 2, 2002. The estimated fair value of the interest rate swap agreements is a $2.8 million liability at February 3, 2001. The Company had outstanding swap agreements with notional amounts totaling $92 million for the fiscal years ended 2002 and 2001 and $100 million for 2000. The Company's current swap agreements expire April 2004. These agreements have been matched to the Securitization Facility to reduce the impact of interest rate changes on cash flows. In fiscal 2003, the Company expects the amounts to be reclassified out of other comprehensive income to earnings to be immaterial to the financial statements.

F.  LEASES

     The Company leases retail store properties and certain equipment. Generally, leases are net leases that require the payment of executory expenses such as real estate taxes, insurance, maintenance and other operating costs, in addition to minimum rentals. Leases for retail stores generally contain renewal or purchase options, or both, and generally provide for contingent rentals based on a percentage of sales.

     Minimum annual rentals, for leases having initial or remaining noncancellable lease terms in excess of one year at February 1, 2003, are as follows:

                                                               OPERATING     CAPITAL
                                                                LEASES       LEASES
                                                              -----------   ---------
                                                              (ALL DOLLAR AMOUNTS IN
                                                                    THOUSANDS)
FISCAL YEAR
  2003......................................................    $ 25,052      $3,897
  2004......................................................      24,680       1,565
  2005......................................................      24,261         813
  2006......................................................      22,764          79
  2007......................................................      21,401          24
  Thereafter................................................     160,854
                                                                --------      ------
Minimum lease payments......................................    $279,012       6,378
                                                                ========
Imputed interest............................................                     726
                                                                              ------
Present value of net minimum lease payments.................                  $5,652
                                                                              ======

                                                                   YEARS ENDED
                                                     ---------------------------------------
                                                     FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                        2003          2002          2001
                                                     -----------   -----------   -----------
                                                        (ALL DOLLAR AMOUNTS IN THOUSANDS)
RENT EXPENSE
Operating leases:
  Minimum..........................................    $25,412       $24,817       $25,474
  Contingent.......................................      1,123         1,385         1,763
                                                       -------       -------       -------
Total rent expense.................................    $26,535       $26,202       $27,237
                                                       =======       =======       =======

     Assets acquired under capital leases are included in the consolidated balance sheets as property, while the related obligations are included in long-term obligations.

                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
                                                               (ALL DOLLAR AMOUNTS IN
                                                                     THOUSANDS)
ASSETS HELD UNDER CAPITAL LEASES
Buildings...................................................    $ 1,500       $ 3,442
Equipment...................................................     13,405        14,442
Accumulated depreciation and amortization...................     (5,268)       (5,376)
                                                                -------       -------
                                                                $ 9,637       $12,508
                                                                =======       =======

G.  INCOME TAX PROVISION (BENEFIT)

     Income tax provision (benefit) consists of the following:

                                                                   YEAR ENDED
                                                     ---------------------------------------
                                                     FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                        2003          2002          2001
                                                     -----------   -----------   -----------
                                                        (ALL DOLLAR AMOUNTS IN THOUSANDS)
Current:
  Federal..........................................    $             $    10       $
  State and local..................................        125           111            65
                                                       -------       -------       -------
                                                           125           121            65
                                                       -------       -------       -------
Deferred:
  Net operating losses and tax credit
     carryforwards.................................      2,627         2,228        (4,316)
  Deferred income..................................       (867)         (293)        1,024
  Goodwill.........................................     (1,952)         (103)         (103)
  Other............................................     (1,659)       (2,035)          230
                                                       -------       -------       -------
                                                        (1,851)         (203)       (3,165)
                                                       -------       -------       -------
Income tax benefit.................................    $(1,726)      $   (82)      $(3,100)
                                                       =======       =======       =======

     Income statement classifications:

                                                                   YEAR ENDED
                                                     ---------------------------------------
                                                     FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                        2003          2002          2001
                                                     -----------   -----------   -----------
                                                        (ALL DOLLAR AMOUNTS IN THOUSANDS)
Current:
  Continuing operations............................    $   821       $   (82)      $(3,151)
  Changes in accounting principles.................     (2,547)
  Discontinued operations..........................                                     51
                                                       -------       -------       -------
Total..............................................    $(1,726)      $   (82)      $(3,100)
                                                       =======       =======       =======

     The following table summarizes the major differences between the actual income tax provision attributable to continuing operations and taxes computed at the federal statutory rates:

                                                     FEBRUARY 1,   FEBRUARY 2,   FEBRUARY 3,
                                                        2003          2002          2001
                                                     -----------   -----------   -----------
                                                        (ALL DOLLAR AMOUNTS IN THOUSANDS)
Federal taxes computed at the statutory rate.......    $   618       $  (350)      $(3,442)
State and local taxes..............................        125           111            65
Permanent items....................................         78           157           226
                                                       -------       -------       -------
Income tax provision (benefit) from continuing
  operations.......................................    $   821       $   (82)      $(3,151)
                                                       =======       =======       =======

     Deferred income taxes consist of the following:

                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
                                                                 (ALL DOLLAR AMOUNTS
                                                                    IN THOUSANDS)
Deferred tax assets:
  Net operating losses and tax credit carryforwards.........    $22,311       $24,938
  Deferred income...........................................      1,272           405
  Deferred compensation.....................................      1,483         1,576
  Bad debts.................................................      1,226         1,045
  Net unrealized loss on derivative financial instruments...      1,380         2,156
  Other.....................................................      6,426         6,508
                                                                -------       -------
                                                                 34,098        36,628
  Valuation allowance.......................................     (3,829)       (3,829)
                                                                -------       -------
     Total deferred tax assets..............................     30,269        32,799
                                                                -------       -------
Deferred tax liabilities....................................     (3,236)       (6,246)
                                                                -------       -------
     Net deferred tax asset.................................    $27,033       $26,553
                                                                =======       =======
Included in the balance sheets:
  Other current assets......................................    $ 7,728       $12,329
  Other assets..............................................     19,305        14,224
                                                                -------       -------
     Net deferred tax assets................................    $27,033       $26,553
                                                                =======       =======

     Permanent items consist primarily of officers' life insurance and meals and entertainment expense and also included goodwill in Fiscal 2001 and 2000. The net operating loss carryforwards, tax credit carryforwards, and other deferred tax assets will result in future benefits only if the Company has taxable income in future periods. In accordance with SFAS No. 109, Accounting for Income Taxes, a valuation allowance has been recorded for the tax effect of a portion of the future tax deductions and tax credit carryforwards.

     The federal net operating loss carryforward is approximately $56.0 million and is available to reduce federal taxable income through 2020. The tax credit carryforward is approximately $2.9 million, of which $632,000 will expire in 2009 and 2010, and the balance of which is an indefinite carryforward.

H.  EMPLOYEE BENEFIT PLANS AND CHANGE IN ACCOUNTING METHOD

     A defined-contribution employee benefit plan (the "Benefit Plan") covers substantially all employees. Eligible employees can make contributions to the Benefit Plan through payroll withholdings of one to fifteen percent of their annual compensation. The Company may contribute to the Benefit Plan based on a percentage of compensation and on a percentage of earnings before income taxes. Contributions of $1.0 million, $1.4 million, and $1.1 million were recorded in fiscal 2002, 2001 and 2000, respectively, for the Company's match to the Benefit Plan.

     Effective February 2, 2002, the Company terminated its Stock Purchase Plan, which provided for its employees to purchase Elder-Beerman common stock at a 15% discount. Employees could make contributions to the Stock Purchase Plan through payroll withholdings of one percent to ten percent of their annual compensation, up to a maximum of $25,000 per year. A total of 625,000 shares of common stock are registered and unissued under the Stock Purchase Plan.

     In connection with the acquisition of Stone & Thomas in 1998, the Company assumed the liability for a supplementary pension plan that covers key executives of Stone & Thomas. The benefits are paid upon retirement, providing the employee is age 65 and has completed ten years of participation in the plan. The total liability for this plan recorded in the Company's consolidated balance sheet is $3.1 million and $2.8 million at February 1, 2003 and February 2, 2002, respectively. This unfunded liability was determined using an assumed discount rate of 5% and 6.5% for 2002 and 2001, respectively.

     The Company also has a defined-benefit pension plan, which covered all full-time employees of Stone & Thomas upon completion of one year of service and the attainment of age 21. The defined benefit formula was based upon employees' years of service and earnings. Accrued benefits were frozen as of September 30, 1998, as part of the Company's plan of acquisition. During the fourth quarter of the fiscal year ended February 1, 2003, the Company approved the termination of the Stone & Thomas Plan. Subsequent to this decision, the Company changed its method of accounting for net unrecognized actuarial gains and losses associated with its defined benefit plans accounted for in accordance with SFAS No. 87, Employers' Accounting for Pensions to accelerate recognition of such gains and losses. The Company previously amortized cumulative net unrecognized gains and losses in excess of 10% of the greater of the projected benefit obligation or the market-related value of pension plan assets over the average remaining service period of the plan participants. The Company changed its method to immediate recognition into income or expense of such net unrecognized actuarial gains and losses. The Company believes that this accelerated recognition method is a preferable method. As a result of this accounting change, during the fourth quarter of 2002, the Company recorded a pretax charge of $3.6 million related to the immediate recognition of losses arising in 2002 associated with this plan. Additionally, the cumulative effect of this change as of February 3, 2002 of $1.1 million net of tax has been recorded in the 2002 results of operations, retroactively to the first quarter, as a cumulative effect of change in accounting principle. The Company's funding policy is to contribute an amount annually that satisfies the minimum funding requirements of ERISA and that is tax deductible under the Internal Revenue Code.

     Summary information for the Company's defined-benefit plan is as follows:

                                                              FEBRUARY 1,   FEBRUARY 2,
                                                                 2003          2002
                                                              -----------   -----------
                                                                 (ALL DOLLAR AMOUNTS
                                                                    IN THOUSANDS)
Change in the projected benefit obligation:
  Projected benefit obligation at beginning of year.........    $(4,827)      $(5,008)
  Interest cost.............................................       (338)         (363)
  Actuarial loss............................................     (2,701)          (38)
  Benefits paid.............................................        576           582
                                                                -------       -------
Projected benefit obligation at end of year.................     (7,290)       (4,827)
                                                                -------       -------
Change in the plan assets:
  Fair value of plan assets at beginning of year............      3,960         4,674
  Actual loss on plan assets................................       (876)         (282)
  Employer contributions....................................        595           150
  Benefits paid.............................................       (576)         (582)
                                                                -------       -------
Fair value of plan assets at end of year....................      3,103         3,960
                                                                -------       -------
Projected benefit obligation in excess of plan assets.......     (4,187)         (867)
Minimum pension liability...................................                    1,653
                                                                -------       -------
Net pension asset (liability)...............................    $(4,187)      $   786
                                                                =======       =======
Amounts recognized in the Company's balance sheets consist
  of:
     Other assets -- pension asset..........................    $    --       $   786
     Other current liabilities..............................     (4,187)       (1,653)
     Other assets -- deferred tax asset.....................                      595
     Accumulated other comprehensive loss...................                    1,058
Benefit obligation discount rate............................       5.10%         7.00%

     The components of net pension loss (income) are as follows:

                                                               2002    2001    2000
                                                              ------   -----   -----
                                                               (ALL DOLLAR AMOUNTS
                                                                  IN THOUSANDS)
Interest cost on projected benefit obligation...............  $  338   $ 363   $ 372
Expected return on plan assets..............................    (317)   (374)   (422)
Amortization of unrecorded net loss.........................              76      22
Recognition of current year loss............................   3,894
                                                              ------   -----   -----
Net periodic pension loss (income) before cumulative effect
  of change in accounting principle.........................   3,915      65     (28)
Cumulative effect of change in accounting principle (before
  tax benefit of $595)......................................   1,653
                                                              ------   -----   -----
Total pension loss (income), including the cumulative effect
  of change in accounting principle.........................  $5,568   $  65   $ (28)
                                                              ======   =====   =====

     In connection with the decision to terminate the plan, plan assets of approximately $3.1 million were transferred to money market funds on January 3, 2003. These assets were previously held in a trust and were invested primarily in equities and fixed income obligations. The expected long-term rate of return on plan assets used in determining net pension loss (income) was 2.0% in 2002 and 8% in 2001 and 2000.

I.  EARNINGS PER SHARE

     Net earnings (loss) per common share is computed by dividing net earnings
(loss) by the weighted-average number of common shares outstanding during the year. Stock options, restricted shares, deferred shares and warrants outstanding represent potential common shares and are included in computing diluted earnings per share when the effect is dilutive. Dilutive potential common shares for fiscal 2001 and 2000 were 133,457 and 120,790, respectively. There was no dilutive effect of potential common shares in fiscal 2001 and 2000. A reconciliation of the weighted average shares used in the basic and diluted earnings per share calculation is as follows:

                                                      2002         2001         2000
                                                   ----------   ----------   ----------
Weighted average common shares
  outstanding -- basic...........................  11,377,965   11,320,646   13,598,485
Dilutive potential common shares:
  Stock options..................................      12,853
  Restricted shares..............................      39,806
  Deferred shares................................      18,575
                                                   ----------   ----------   ----------
Weighted average shares -- diluted...............  11,449,199   11,320,646   13,598,485
                                                   ==========   ==========   ==========

J.  SHAREHOLDERS' EQUITY

     The Company has authorized 25 million no par common shares. In August 2000, the Company's Board of Directors authorized the repurchase of a targeted 3.3 million common shares at an aggregate repurchase price of $20 million through a self-tender. During fiscal 2000, a total of 3.5 million common shares were repurchased for $17.7 million. There were 0.9 million shares held in treasury at February 1, 2003 and February 2, 2002.

     The Board of Directors has the authority to issue five million shares of preferred stock. At February 1, 2003, these shares are unissued.

     Warrants of 624,522 are attached to shares outstanding of 624,522.

     Under a Rights Agreement, each outstanding common share presently has one right attached that trades with the common share. Generally, the rights become exercisable and trade separately after a third party acquires 20% or more of the common shares or commences a tender offer for a specified percentage of the common shares. Upon the occurrence of certain additional triggering events specified in the Rights Agreement, each right would entitle its holder (other than, in certain instances, the holder of 20% or more of the common shares) to purchase common shares of the Company at an exercise price of 50% of the then-current common share market value. The rights expire on December 30, 2007, unless the Board of Directors takes action prior to that date to extend the rights, and are presently redeemable at $.01 per right.

K.  STOCK-BASED COMPENSATION

     The Equity and Performance Incentive Plan (the "Incentive Plan") authorizes the Company's Board of Directors to grant restricted shares, stock options, appreciation rights, deferred shares, performance shares and performance units. Awards relating to 2,750,000 shares are authorized for issuance under this plan and awards related to 1,808,886 shares have been issued as of February 1, 2003.

     Officers and key employees have been granted stock options under the Incentive Plan. The options granted have a maximum term of ten years and vest over a period ranging from three to five years. In fiscal 2002, 2001 and 2000, the Company has granted certain discounted stock options, in lieu of directors' fees, to outside directors with an exercise price less than the market price of the stock on the grant date.

     The following table summarizes the Company's stock option activity:

                                2002                    2001                    2000
                        ---------------------   ---------------------   ---------------------
                                    WEIGHTED-               WEIGHTED-               WEIGHTED-
                                     AVERAGE                 AVERAGE                 AVERAGE
                                    EXERCISE                EXERCISE                EXERCISE
                         SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                        ---------   ---------   ---------   ---------   ---------   ---------
Outstanding at
  beginning of year...  1,869,873     $6.88     1,850,263     $8.10     1,666,150    $10.81
Granted:
  Discounted..........    110,026      1.91        96,156      2.41        78,763      3.31
  Undiscounted........     58,000      2.93       353,500      3.02       592,500      3.48
Canceled..............   (647,401)     9.56      (430,046)     7.98      (487,150)    10.97
                        ---------               ---------               ---------
Outstanding at end of
  year................  1,390,498     $5.07     1,869,873     $6.88     1,850,263    $ 8.10
                        =========               =========               =========
Exercisable at year
  end.................    774,080     $6.33       927,816     $9.49       556,082    $10.86
                        =========               =========               =========
Weighted-average fair
  value of stock
  options granted
  during the year
  using the Black-
  Scholes options --
  pricing model:
     Discounted.......                $2.00                   $2.31                  $ 3.50
     Undiscounted.....                $2.20                   $2.01                  $ 2.63

                                                             2002      2001      2000
                                                            -------   -------   -------
Weighted-average assumptions used for grants:
  Expected dividend yield.................................        0%        0%        0%
  Expected volatility.....................................       80%       64%       79%
  Risk-free interest rate.................................      4.2%      4.9%      5.5%
  Expected life...........................................  7 years   7 years   7 years

     The following table shows various information about stock options outstanding at February 1, 2003:

                          OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                  -----------------------------------   -------------------
                               WEIGHTED-
                                AVERAGE
                               REMAINING    WEIGHTED-             WEIGHTED-
                              CONTRACTUAL    AVERAGE               AVERAGE
RANGE OF                       LIFE (IN     EXERCISE              EXERCISE
EXERCISE PRICES    SHARES       YEARS)        PRICE     SHARES      PRICE
---------------   ---------   -----------   ---------   -------   ---------
 1.440 -  5.750   1,029,924       8.3        $ 3.09     458,106    $ 3.18
 6.125 - 10.890     330,754       5.3         10.06     290,654     10.28
12.375 - 16.735      10,712       5.4         14.01       9,712     14.00
18.000 - 21.000      19,108       5.2         20.61      15,608     20.62
                  ---------                             -------
                  1,390,498       7.5        $ 5.07     774,080    $ 6.33
                  =========                             =======

     The Incentive Plan provides for the issuance of restricted common shares to certain employees and nonemployee directors of the Company. These shares have a vesting period of three years. As of February 1, 2003, 143,625 restricted common shares are issued and outstanding under the plan. There were 33,966 and 88,538 shares awarded under this plan in fiscal 2002 and 2001, respectively. The fair value of the restricted shares awarded was $0.1 million and $0.3 million in fiscal 2002 and 2001, respectively, which is recorded as compensation expense over the three-year vesting period.

     The Incentive Plan also provides for certain employees to elect to defer a portion of their compensation through the purchase of deferred shares. Each deferred share represents an employee's right to a share of the Company's common stock. As of February 1, 2003, 10,250 deferred shares are outstanding.

L.  DISCONTINUED OPERATIONS

     In fiscal 1999, the Company sold its wholly-owned subsidiary, The Bee-Gee Shoe Corp. ("Bee-Gee") to Shoebilee, Inc. The company recorded a benefit of $0.1 million, net of tax, in 2000 relating to the finalization of the sale.

M.  ASSET IMPAIRMENT AND OTHER EXPENSES

     On May 28, 2002 the Company announced that its executive vice president, chief financial officer, secretary and treasurer, left the Company to pursue other opportunities. He is entitled to his current base salary through the end of his employment agreement. The Company recorded a pre-tax expense of approximately $0.3 million in selling, general, administrative and other expenses during the second quarter of 2002 for his remaining salary and benefits payable. The liability of $0.1 million remaining at February 1, 2003 is payable in fiscal 2003.

     The Company must periodically evaluate the carrying amount of its long-lived assets, when events and circumstances warrant such a review, to ascertain if any assets have been impaired. The carrying amount of long-lived assets is considered impaired when the anticipated undiscounted cash flows generated by the asset is less than its carrying amount. Because of the immaterial cash flow generation during fiscal year 2001 of the Department Store's Erie, PA location coupled with a sales decline during first quarter 2002, the Company performed a cash flow projection for that store location. Based on the cash flow projection, the Company determined that as of May 4, 2002, the carrying amount of the long-lived assets for that location were not recoverable and exceeded their fair value. Accordingly in the first quarter of 2002 the Company recorded a pre-tax impairment loss of $0.4 million in selling, general, administrative and other expenses to write-down that location's long-lived assets to their fair value.

     On May 2, 2002 the Company announced its plan to close its Dayton, OH department store. During the year ended February 1, 2003 the Company recorded pre-tax costs of $0.8 million for excess inventory markdowns and $0.3 for severance and other costs in cost of merchandise sold, occupancy and buying expenses and selling, general, administrative and other expenses. The closing was completed on July 25, 2002.

     On April 22, 2002 the Company announced the implementation of additional expense reduction initiatives. These initiatives eliminated 105 associate positions and resulted in recording a pre-tax loss of $0.7 million for severance in selling, general, administrative and other expenses. The liability of $0.1 million remaining at February 1, 2003 is payable in fiscal 2003.

     The Company has for sale a building located in downtown Charleston, WV, which was recorded at its estimated fair market value. The Company has received a letter of intent from the state of West Virginia to purchase the building for less than the estimated fair market value, which the Company has accepted. Accordingly in the first quarter 2002, the Company recorded a pre-tax impairment of $0.6 million in selling, general, administrative and other expenses to write-down the building to its revised fair value.

     Effective December 31, 2001 (the "Retirement Date"), the Company's previous Chairman, President, and Chief Executive Officer retired and resigned from the Board of Directors. The Company entered into a Separation and Retirement Agreement (the "Separation Agreement") with him. The Separation Agreement superceded his Employment Agreement. Pursuant to the terms of the Separation Agreement, until the Retirement Date, he was entitled to his current base salary and benefits that would have been payable pursuant to the terms of his Employment Agreement. After the Retirement Date, the Company is required to pay
(i) his current base salary of $660,000 per year for the period beginning with the Retirement Date and ending on December 31, 2004 (the

"Retirement Period"). During the Retirement Period, he is entitled to medical benefits equivalent to those provided to him prior to the Retirement Date and the automobile benefit that he received prior to the Retirement Date. His options to purchase shares of common stock and restricted shares that are unvested as of the Retirement Date were forfeited. During fiscal 2001, the Company recorded pre-tax expense of $3.3 million for severance costs and expenses recorded for the search of a new chief executive in selling, general, administrative and other expenses. The liability of $1.4 million remaining at February 1, 2003 for severance and benefits is payable in 2003 and 2004.

     On October 29, 2001, the Company was informed that Shoebilee, Inc. ("Shoebilee"), the company that purchased the assets of Bee-Gee, in January 2000, was in default under its lending agreement with its working capital lender (the "Working Capital Loan"). Shoebilee was also in default under the loan documents governing the amount Shoebilee owes the Company for the purchase of the Bee-Gee assets, as well as under an agreement pursuant to which the Company provides back office support services to Shoebilee (collectively, the "Company Agreements"). On December 21, 2001, Shoebilee filed for Chapter 11 bankruptcy protection. As a result of Shoebilee's default on the Company's agreements and bankruptcy filing, the Company recorded a pre-tax charge of $4.3 million in selling, general, administrative and other expenses in fiscal 2001. In addition, the Company has recorded a liability of $0.1 million at February 1, 2003, for guaranteed lease obligations of two Shoebilee, Inc. stores.

     During fiscal 2000, the Company recorded a pretax charge of $15.9 million associated with the Company's new strategic plan announced in August 2000. The charges included $12.1 million for inventory costs included in cost of goods sold, occupancy and buying expenses and $3.8 million for severance costs and outside professional fees and expenses included in selling, general, administrative and other expenses. The severance costs related to the termination of 137 salaried and hourly employees, all of who left the Company before February 3, 2001. All severance costs have been paid as of February 1, 2003. Also in fiscal 2000, the Company recorded an asset impairment of $0.3 million in selling, general, administrative and other expenses for the value of the closed Wheeling store building. The Company determined the fair value of the building based on a real estate assessment.

     The following is a summary related to the asset impairments and other expenses:

                                                               2002     2001     2000
                                                              ------   ------   ------
                                                               (ALL DOLLAR AMOUNTS IN
                                                                     MILLIONS)
Asset impairment -- investment..............................  $  --    $(0.6)   $(0.7)
                                                              =====    =====    =====
Asset impairment -- Charleston store........................  $ 0.6    $  --    $  --
                                                              =====    =====    =====
Asset impairment -- Wheeling store..........................  $  --    $  --    $ 0.3
                                                              =====    =====    =====
Asset impairment -- Erie store..............................  $ 0.4    $  --    $  --
                                                              =====    =====    =====
Inventory costs.............................................  $ 0.8    $  --    $12.1
                                                              =====    =====    =====
SEVERANCE AND OTHER COSTS:
Balance at beginning of year................................  $ 0.5    $ 1.0    $  --
Charge recorded.............................................    1.4               3.8
Used for intended purpose...................................   (1.7)    (0.5)    (2.8)
                                                              -----    -----    -----
Balance at year end.........................................  $ 0.2    $ 0.5    $ 1.0
                                                              =====    =====    =====

                                                               2002     2001     2000
                                                              ------   ------   ------
                                                               (ALL DOLLAR AMOUNTS IN
                                                                     MILLIONS)
EXECUTIVE RETIREMENT AND OTHER COSTS:
Balance at beginning of year................................  $ 2.2    $  --
Charge recorded.............................................             3.3
Used for intended purpose...................................   (0.8)    (1.1)
                                                              -----    -----
Balance at year end.........................................  $ 1.4    $ 2.2
                                                              =====    =====
Shoebilee charges...........................................  $  --    $ 4.3
                                                              =====    =====

N.  COMMITMENTS AND CONTINGENCIES

     LITIGATION -- The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. Management believes the outcome of any of the litigation matters will not have a material effect on the Company's results of operations, cash flows or financial position.

     INSURANCE -- The Company is self-insured for employee medical and workers' compensation, subject to limitations for which insurance has been purchased. Management believes that those claims reported and not paid and claims incurred, but not yet reported, are appropriately accrued.

O.  SEGMENT REPORTING

     Management assesses performance and makes operating decisions based on two reportable segments, Department Store and Finance Operations.

     The Department Store segment is identified by the merchandise sold and customer base served. The Department Store segment sells a wide range of moderate to better brand merchandise, including women's ready to wear, accessories, cosmetics, men's, children's and home. The Company's retail stores are principally engaged in smaller Midwestern markets in Ohio, Indiana, Illinois, Michigan, Pennsylvania, Wisconsin, Kentucky, and West Virginia. Net sales by major merchandising category in the Department Store segment are as follows:

                                                         2002        2001        2000
                                                       ---------   ---------   ---------
                                                       (ALL DOLLAR AMOUNTS IN THOUSANDS)
MERCHANDISE CATEGORY
Women's Ready to Wear and Intimate...................  $207,971    $211,123    $212,169
Accessories, Shoes and Cosmetics.....................   161,576     156,481     156,854
Men's and Children's.................................   132,942     141,954     150,933
Home Store...........................................   137,359     133,494     136,208
                                                       --------    --------    --------
Total department store...............................  $639,848    $643,052    $656,164
                                                       ========    ========    ========

     The Finance Operations segment is a private label credit card program operated by the Company through its wholly owned subsidiary, Chargit. Finance Operations segment revenues consist primarily of finance charges earned through issuance of Elder-Beerman proprietary credit cards. All phases of the credit card operation are handled by Chargit, except the processing of customer mail payments.

     The following table sets forth information for each of the Company's segments. Reclassifications were made to the prior year's segment information to conform to the presentation used in fiscal year 2002. Segment revenues and operating profit were adjusted to reflect the elimination of transactions between the operating segments. This presentation reflects the current measure of segment profit or loss reviewed by management of the Company.

                                                         2002        2001        2000
                                                       ---------   ---------   ---------
                                                       (ALL DOLLAR AMOUNTS IN THOUSANDS)
DEPARTMENT STORE
Revenues.............................................  $643,048    $646,243    $659,468
Depreciation and amortization........................    19,710      19,133      15,677
Operating profit(1)..................................     6,046       4,740       7,935
Capital expenditures.................................     8,261      19,047      23,459
Total assets.........................................   298,988     338,389     339,446

                                                         2002        2001        2000
                                                       ---------   ---------   ---------
                                                       (ALL DOLLAR AMOUNTS IN THOUSANDS)
FINANCE OPERATIONS
Revenues.............................................  $ 27,570    $ 27,273    $ 28,162
Depreciation and amortization........................       373         445         523
Operating profit(1)..................................    15,034      15,539      18,186
Capital expenditures.................................        75          47          12
Total assets.........................................   112,060     112,673     115,871

---------------

(1) Total segment operating profit is reconciled to earnings (loss) before income tax provision (benefit), discontinued operations and cumulative effect of changes in accounting principles as follows:

                                                          2002        2001        2000
                                                        ---------   ---------   ---------
                                                        (ALL DOLLAR AMOUNTS IN THOUSANDS)
    Segment operating profit..........................  $ 21,080    $ 20,279    $ 26,121
    Stone & Thomas defined benefit pension loss.......    (3,591)
    Asset impairment..................................    (1,036)
    Chief executive officer retirement................                (3,259)
    Shoebilee charges.................................                (4,327)
    Strategic plan costs..............................                           (15,903)
    Store closing costs...............................    (1,039)                 (6,059)
    Interest expense..................................   (11,299)    (13,574)    (13,014)
    Severance and other...............................    (2,349)       (121)     (1,120)
                                                        --------    --------    --------
                                                        $  1,766    $ (1,002)   $ (9,975)
                                                        ========    ========    ========